================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Public Service Company of New Mexico
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Public Service Company
of New Mexico
Alvarado Square
Albuquerque, NM  87158                           [LOGO OF PUBLIC SERVICE COMPANY
                                                     OF NEW MEXICO APPEARS HERE]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 28, 1998
                       9:30 A.M., MOUNTAIN DAYLIGHT TIME

                   UNM CONTINUING EDUCATION CONFERENCE CENTER
                        1634 UNIVERSITY BOULEVARD, N. E.
                            ALBUQUERQUE, NEW MEXICO

                                                                  March 23, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Public Service Company of New Mexico Annual Meeting of Shareholders to:

     . Elect three directors.

     . Approve appointment of Arthur Andersen LLP as independent public accountants for 1998.

     . Conduct other business properly brought up at the meeting.

     Shareholders of record at the close of business on March 9, 1998 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     This Proxy Statement, proxy card and PNM's Annual Report to Shareholders are being distributed on or about March 23, 1998.

     I look forward to seeing you at the meeting.

                                         Sincerely,

                                         /s/ J.T. ACKERMAN
                                         John T. Ackerman
                                         Chairman

--------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------



PROXY STATEMENT
---------------
Notice of Annual Meeting...................................... Cover

Attendance and Voting Matters.................................   1

The PNM Board of Directors....................................   2

PNM Common Stock Owned by Executive Officers and Directors....   7

Persons Owning More than Five Percent of PNM Common Stock.....   8

Performance Graph.............................................   9

Compensation and Human Resources Committee
Report on Executive Compensation..............................  10

Executive Compensation........................................  13

Appointment of Arthur Andersen LLP............................  17

Other Matters

     Section 16(a) Beneficial Ownership Reporting Compliance..  18

     Annual Report and Other Matters..........................  18

     Shareholder Proposals for the 1999 Annual Meeting........  18

     Solicitation.............................................  18

     Revocability of Proxy....................................  18

-------------------------------------------------------------------------------
                         ATTENDANCE AND VOTING MATTERS
-------------------------------------------------------------------------------


ADMISSION TICKETS

     Admission Tickets will be distributed at the registration tables in the lobby of the UNM Continuing Education Conference Center prior to the Annual Meeting. Attendance is limited to shareholders of record on March 9, 1998. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

VOTING METHODS

     You can vote on matters to come before the meeting in two ways:

     . You can come to the Annual Meeting and cast your vote there; or

     . You can vote by signing and returning the enclosed proxy card. If you do so, your shares will be voted in the manner you indicate. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent public accountants, and on all other matters in accordance with their best judgment.

     Each share of PNM common stock you own entitles you to one vote. As of March 9, 1998, there were 41,774,083 shares of PNM common stock outstanding.

THE QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the outstanding common stock is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

VOTE NECESSARY FOR ACTION

     A quorum and the affirmative vote of the holders of a majority of the shares of PNM common stock present, in person or by proxy, and entitled to vote at the Annual Meeting are required to elect directors, approve the selection of independent public accountants, and to approve other actions. Abstentions have the effect of a vote against the matter. Shares not voted on a matter by brokers and other entities holding shares for beneficial owners will not be counted in calculating voting results on that matter.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

--------------------------------------------------------------------------------
                           THE PNM BOARD OF DIRECTORS
--------------------------------------------------------------------------------


STRUCTURE

     Our Board of Directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Shareholders to serve for a three-year term.

     At the 1998 Annual Meeting of Shareholders, the terms of three directors are expiring. Those directors elected at this Annual Meeting will hold office for a three-year term expiring in 2001. The other directors are not up for election this year and will continue in office for the remainder of their terms.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2001

     JOHN T. ACKERMAN, 56, is a resident of Albuquerque, New Mexico and has been a director since June 1990. Mr. Ackerman has served as Chairman of the Board of PNM since 1990 and served as President and Chief Executive Officer of PNM from 1991 until his retirement in 1993.

     JOYCE A. GODWIN, 54, is a resident of Albuquerque, New Mexico and has been a director since May 1989. Ms. Godwin served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until her retirement in December 1993. Other directorships: TJ International and Charter Bank, Albuquerque, New Mexico.

     MANUEL LUJAN, JR., 69, is a resident of Albuquerque, New Mexico and has been a director since April 1994. Mr. Lujan has been an insurance agent with Manuel Lujan Insurance, Inc. since 1948. Mr. Lujan has been a consultant on U.S. governmental matters, focusing on Western U.S. issues, since 1993. Mr. Lujan served as U.S. Secretary of the Interior from 1989 to 1993 and served in the U. S. House of Representatives from 1969 to 1989. Other directorships:
SODAK Gaming, Inc. and Bank 1st, Albuquerque, New Mexico.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

DIRECTORS WITH TERMS EXPIRING IN 2000

     ROBERT G. ARMSTRONG, 51, is a resident of Roswell, New Mexico and has been a director since May 1991. Mr. Armstrong is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company.

     REYNALDO U. ORTIZ, 51, is a resident of Denver, Colorado and has been a director since April 1992. Mr. Ortiz is the International Managing Director and Senior Vice President of Qwest Communications International, a telecommunications company. Mr. Ortiz served as President and Chief Executive Officer of Sophia Communications, Inc., a startup wireless communications company, from January 1997 through December 1997. He served as President and Chief Executive Officer of LyncStar Communications, Inc. (a provider of integrated network communications services) from March through December 1996, served as Chief Executive Officer of Jones Education Networks, Inc. (a cable television programming company) from March 1994 through February 1996, and was Senior Vice President, Jones Financial Group, Inc. from January through March 1994. Mr. Ortiz served as Vice President, Corporate Public Policy of U S WEST, Inc. from 1991 to 1994.

     PAUL F. ROTH, 65, is a resident of Sanibel, Florida and has been a director since May 1991. Mr. Roth served as the President of the Dallas Chamber of Commerce, Dallas, Texas, from 1991 to 1992. Between 1956 and 1991, Mr. Roth served in various executive positions, including President, of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas.

DIRECTORS WITH TERMS EXPIRING IN 1999

     LAURENCE H. LATTMAN, 74, is a resident of Albuquerque, New Mexico and has been a director since May 1993. Dr. Lattman served as President of New Mexico Institute of Mining and Technology from 1983 until his retirement in 1993.

     BENJAMIN F. MONTOYA, 62, is a resident of Rio Rancho, New Mexico and has been a director since October 1993. Mr. Montoya has served as President and Chief Executive Officer of PNM since August 1993, and previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company (1991-1993). Other directorships: Norwest Corporation, a bank holding company, and Furr's Supermarkets, Inc.

     ROBERT M. PRICE, 67, is a resident of Edina, Minnesota and has been a director since July 1992. Mr. Price has been President of PSV Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, of Control Data Corporation, a mainframe computer manufacturer and business services provider. Other directorships: Tupperware Corporation, International Multifoods Corp., Fourth Shift Corporation, and Affinity Technology Group, Inc.

BOARD MEETINGS AND COMMITTEES

-----------------------------------------------------------------------------------------------------------------------------
                                                      MEMBERSHIP ROSTER
                                                 (STANDING BOARD COMMITTEES)
-----------------------------------------------------------------------------------------------------------------------------
                                          Compensation &      Customer & Public                              Nominating &
Name                  Board     Audit     Human Resources          Policy          Executive    Finance       Governance
-----------------------------------------------------------------------------------------------------------------------------
J. T. Ackerman          x*                                                             x*
-----------------------------------------------------------------------------------------------------------------------------
R. G. Armstrong         x         x*             x                                     x
-----------------------------------------------------------------------------------------------------------------------------
J. A. Godwin            x                        x                    x*               x                           x*
-----------------------------------------------------------------------------------------------------------------------------
L. H. Lattman           x         x                                   x                                            x
-----------------------------------------------------------------------------------------------------------------------------
M. Lujan, Jr.           x         x                                   x
-----------------------------------------------------------------------------------------------------------------------------
B. F. Montoya           x                                                                          x
-----------------------------------------------------------------------------------------------------------------------------
R. U. Ortiz             x         x                                   x
-----------------------------------------------------------------------------------------------------------------------------
R. M. Price             x                        x                                     x           x*
-----------------------------------------------------------------------------------------------------------------------------
P. F. Roth              x                        x*                                    x           x               x
-----------------------------------------------------------------------------------------------------------------------------
No. of Meetings in
1997                   10        4              6                    10                2           7               4
-----------------------------------------------------------------------------------------------------------------------------

*Chair


     In 1997, the full Board met ten times. In addition, the outside directors met three times during 1997. Directors attended meetings of individual Board committees as shown in the above table. For the Board as a whole, attendance in 1997 at full Board and committee meetings exceeded 93%.

     The AUDIT COMMITTEE consists entirely of non-employee directors. It assesses the work of PNM's internal auditors and independent public accountants and the effectiveness of the business control structure. It also reviews the financial statements of PNM and oversees PNM's financial reporting. The committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of accounting functions. The committee also has the responsibility to monitor and report to the Board the status of PNM's activities to assure that its computers and other systems will operate at year 2000.

     The COMPENSATION AND HUMAN RESOURCES COMMITTEE consists entirely of non-employee directors. It reviews PNM's compensation policies and benefit programs and their relationship to the attainment of business goals. The committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long-term results and maximizing shareholder value. The committee reviews PNM's affirmative action program, conducts an annual performance evaluation of the chief executive officer, and assures management continuity through annual review and approval of a management development and succession program. The committee also has oversight of PNM's code of conduct and compliance program and interacts with PNM's employee organizations.

     The CUSTOMER AND PUBLIC POLICY COMMITTEE consists entirely of non-employee directors. It reviews and monitors policies that deal with PNM's responsibility to the communities in which it does business. The subject matter of policies reviewed and monitored includes: the environment, charitable contributions, PNM's political activities, and communications to various constituencies of PNM. The committee meets with public officials, the media and other opinion leaders throughout the year to obtain an independent assessment of PNM's public reputation.

     The EXECUTIVE COMMITTEE consists of the Chairman of the Board and the chairs of PNM's standing Board committees. It exercises the powers of the Board during intervals between Board meetings.

     The FINANCE COMMITTEE consists of a majority of non-employee directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has oversight of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The committee specifically has responsibility for the review and approval of certain capital expenditures in excess of $1,000,000 and of all capital expenditures in excess of $2,500,000.

     The NOMINATING AND GOVERNANCE COMMITTEE consists entirely of non-employee directors. It has the responsibility to make recommendations to the Board for nominees for election as directors, as well as recommendations concerning the effectiveness, structure, size, composition and compensation of the Board, including committee assignments and candidates for election as Chairman of the Board. The Nominating and Governance Committee conducts an annual evaluation of Board performance and effectiveness, and, at least annually, reviews conflict of interest questionnaires submitted by directors to determine whether any conflict of interest exists. In 1995, the Board approved a Nominations Policy which describes the guidelines, procedures, and selection criteria for filling vacancies on the Board, recognizing the importance of a well-balanced Board which reflects the interests of PNM's shareholders, customers, employees and the communities it serves. The Nominating and Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. Suggestions, together with a description of the potential nominee's qualifications, appropriate biographical information, and the potential nominee's signed consent to serve, should be submitted to the Secretary of PNM prior to August 1, 1998.

     In addition to the standing committees described above, in 1997 the Board formed an AD HOC COMMITTEE to conduct an independent investigation concerning a regulatory ruling that accused management of improper acts. The AD HOC COMMITTEE completed its investigation in 1997 and issued a report finding that management had not committed the improper acts, but recommended improvements in some internal processes. The Board members who served on the AD HOC COMMITTEE were John Ackerman, Robert Armstrong, Joyce Godwin and Paul Roth. The AD HOC COMMITTEE met 20 times in 1997.

DIRECTOR COMPENSATION

     Of PNM's current Board members, only one, Mr. Montoya, is a salaried employee. Mr. Montoya receives no compensation for serving on the Board or its committees. Board members who are not salaried employees of PNM receive compensation for Board service. That compensation, for other than the Chairman of the Board, includes:


ANNUAL RETAINER:         $20,000

ATTENDANCE FEES:         $750 per Board meeting
                         $500 for each Board committee meeting
                         Expenses related to attendance

COMMITTEE CHAIRS:        $200 for each Board committee meeting
                          (in addition to attendance fees)

     In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board, increasing the duties and establishing the level of compensation. The Chairman receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors and the remaining three-fourths in cash, and is only paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to other non-employee directors.

     Under PNM's Director Retainer Plan, approved by shareholders in 1996, directors may choose to receive their annual retainer in the form of cash, restricted stock or stock options. The restrictions on the restricted stock generally lapse one-third each year following the year of the grant. The options generally vest (become exercisable) one year from the date they were granted and allow the director to purchase 2,000 shares of common stock. The exercise price of the option is equal to the fair market value of the common stock on the date of grant less the annual retainer divided by 2000, subject to a minimum exercise price.

-------------------------------------------------------------------------------
           PNM COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS
                            (AS OF FEBRUARY 2, 1998)
-------------------------------------------------------------------------------


                                                    Amount and Nature of Shares Beneficially Owned(a)
----------------------------------------------------------------------------------------------------------------------------
            Name                     Aggregate No.                  Right to Acquire               Percent of Shares
                                   of Shares Held(b)                Within 60 Days(c)              Beneficially Owned
----------------------------------------------------------------------------------------------------------------------------
John T. Ackerman                        10,935                              -0-                              *
----------------------------------------------------------------------------------------------------------------------------
Robert G. Armstrong                      3,856                            1,000                              *
----------------------------------------------------------------------------------------------------------------------------
Roger J. Flynn                           1,000                           16,042                              *
----------------------------------------------------------------------------------------------------------------------------
Joyce A. Godwin                          3,502                            1,000                              *
----------------------------------------------------------------------------------------------------------------------------
Laurence H. Lattman                      3,123                              -0-                              *
----------------------------------------------------------------------------------------------------------------------------
Manuel Lujan, Jr.                        3,428                              -0-                              *
----------------------------------------------------------------------------------------------------------------------------
Max H. Maerki                              817                           37,127                              *
----------------------------------------------------------------------------------------------------------------------------
Benjamin F Montoya                       2,461                          134,094                              *
----------------------------------------------------------------------------------------------------------------------------
Patrick T. Ortiz                           507                           50,387                              *
----------------------------------------------------------------------------------------------------------------------------
Reynaldo U. Ortiz                        2,224                            1,000                              *
----------------------------------------------------------------------------------------------------------------------------
Robert M. Price                          3,000                            1,000                              *
----------------------------------------------------------------------------------------------------------------------------
Paul F. Roth                             4,909                              -0-                              *
----------------------------------------------------------------------------------------------------------------------------
Jeffry E. Sterba                         1,523                           13,490                              *
----------------------------------------------------------------------------------------------------------------------------
Directors and Executive
Officers as a Group (17)                43,698                          442,594                             1.2%
----------------------------------------------------------------------------------------------------------------------------

(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. The total for directors and executive officers as a group does not include 914 shares owned by the spouse of one executive officer. The executive officer disclaims beneficial ownership of those shares.

(c) The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after February 2, 1998.
--------------------------------------------------------------------------------
*Less than 1% of PNM's outstanding shares of common stock.

--------------------------------------------------------------------------------
           PERSONS OWNING MORE THAN FIVE PERCENT OF PNM COMMON STOCK
                            (AS OF MARCH 13, 1998)
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                         VOTING             DISPOSITIVE
                                                       AUTHORITY             AUTHORITY                   PERCENT
                                                --------------------------------------------    TOTAL       OF
NAME AND ADDRESS                                    SOLE      SHARED      SOLE      SHARED     AMOUNT     CLASS
----------------------------------------------------------------------------------------------------------------
Group filing by:
President and Fellows of Harvard College          3,802,800    None     3,802,800    None     3,802,800    9.1%
The Harvard University Master Trust Fund             72,700    None        72,700    None        72,700    0.2%
John Stevens Trust                                    2,900    None         2,900    None         2,900    0.0%
Nancy Stevens Trust                                   4,300    None         4,300    None         4,300    0.0%
Harvard College Trust                                 9,900    None         9,900    None         9,900    0.0%
    600 Atlantic Avenue
    Boston, MA  02210
----------------------------------------------------------------------------------------------------------------
Boston Partners Asset Management, L.P.
and Affiliates                                       0       3,247,422     0       3,247,422  3,247,422    7.8%
    One Financial Center
    Boston, MA  02111
----------------------------------------------------------------------------------------------------------------
Morgan Stanley, Dean Witter, Discover & Co.
    1585 Broadway                                    0       2,751,080     0       2,759,043  2,759,043    6.6%
    New York, NY  10036
----------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America
    751 Broad Street                                 25,700  2,573,041     25,700  2,573,041  2,598,741    6.2%
    Newark, NJ  07102-3777
----------------------------------------------------------------------------------------------------------------
Franklin Resources, Inc. and Affiliates
    777 Mariners Island Boulevard                 2,140,700    None     2,140,700    None     2,140,700    5.1%
    San Mateo, CA  94404
----------------------------------------------------------------------------------------------------------------

     The information provided above is based on reports filed with the Securities and Exchange Commission. PNM makes no representation as to the accuracy or completeness of such information. These are the only persons known to PNM, as of March 13, 1998, to be the beneficial owners of more than 5% of PNM's common stock.

--------------------------------------------------------------------------------
                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER
            RETURN AMONG PNM, A PEER GROUP* AND S&P 500 STOCK INDEX

     The following graph assumes that $100 was invested on December 31, 1992 in PNM Common Stock, the combination gas and electric peer group and the S&P 500 Stock Index, and that all dividends were reinvested. Historical performance does not necessarily predict future results.

                        [PERFORMACE GRAPH APPEARS HERE]
     -----------------------------------------------------------------------
     FISCAL YEAR ENDED
     DECEMBER 31,               1992    1993    1994    1995    1996    1997
     -----------------------------------------------------------------------
     PNM                         100      91     105     142     162     202
     -----------------------------------------------------------------------
     PEER GROUP                  100     111      94     119     114     153
     -----------------------------------------------------------------------
     S&P 500                     100     110     112     153     189     252
     -----------------------------------------------------------------------

* The peer group companies are combination electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric Company, Central Hudson Gas & Electric Company, CMS Energy Corp., Commonwealth Energy System, Consolidated Edison, Inc., Delmarva Power & Light Company, Enova Corp., IES Industries, Inc., Long Island Lighting Company, New York State Electric & Gas Corp., Niagara Mohawk Power Corp., Northern States Power Company, Pacific Gas & Electric Company, PECO Energy Company, Public Service Enterprises Group, Rochester Gas & Electric Corp., SCANA Corporation, Wisconsin Energy Corp., WPL Holdings, Inc., and WPS Resources, Corp.

--------------------------------------------------------------------------------
                  COMPENSATION AND HUMAN RESOURCES COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION POLICIES

     The Compensation and Human Resources Committee ("Committee") establishes compensation guidelines and targets based upon the performance of PNM, business units within PNM, and individual executive officers. The Committee consists of four independent directors who are not PNM employees. The Committee's goal is to establish a compensation program that:

     .    links the interests of management and shareholders

     .    links executive compensation with long-term PNM performance

     .    attracts and retains executives of high caliber and ability

     For 1997, that program consisted of base salary, short-term incentive compensation, and long-term incentive compensation.

     The Committee believes this compensation program was a significant factor contributing to PNM's success this past year, including earnings per share of $1.92 and record operating revenues of $1.14 billion. As the performance graph indicates, PNM stock has provided shareholders with a cumulative return over the past five years that exceeds PNM's peer group.

BASE SALARIES

     EXECUTIVE OFFICERS
     ------------------

     Each year the Committee reviews base salaries of individual executive officers and their salary ranges. In 1997, base salaries were conservatively tied to the average level of base salaries among gas and electric utilities included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association, as well as other industries.

     CHIEF EXECUTIVE OFFICER
     -----------------------

     Mr. Montoya became the President and CEO of PNM in 1993. At that time, data provided by an executive compensation consultant and an executive search firm were considered in determining Mr. Montoya's compensation. Mr. Montoya's salary remained unchanged until 1996, when the common stock dividend was reinstated. In 1996, his compensation was increased by $30,000 to $350,000. In 1997, Mr. Montoya's compensation was increased by $25,000 to $375,000. In setting Mr. Montoya's 1997 salary, the Committee evaluated his performance in the prior year. Determinative factors included:

     .    strategic planning

     .    cost reduction

     .    customer retention and targeted market strategy

     .    financial targets

     .    human resources targets

     .    external relations targets

Some of the significant achievements considered are set forth below:

     .    continued improvement in shareholder returns

     .    advancement of position as a customer-focused energy services company

     .    implementation of a strategic planning process

     .    continued improvement in financial credit rating criteria

     .    implementation of new business development opportunities

SHORT-TERM INCENTIVE COMPENSATION

     EXECUTIVE OFFICERS
     ------------------

     In 1997, executive officers, together with all other PNM employees, participated in a results-pay plan. The plan has an "at risk" cash compensation element tied to the success of the individual business units and to the overall success of PNM. Goals are approved annually by the Board of Directors.
Business unit goals for 1997 were generally centered on customer satisfaction, cost control, and efficiency in operations and an earnings per share ("EPS") goal. The business unit goals for 1997 were partially achieved and the EPS goal was fully achieved. Partial payments were made in February 1998.

     CHIEF EXECUTIVE OFFICER
     -----------------------

     Mr. Montoya was not a participant in the results-pay plan; however, based on his performance noted above, the Board of Directors awarded Mr. Montoya a bonus of $75,000 in 1997.

LONG-TERM INCENTIVE COMPENSATION

     EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER
     ----------------------------------------------

     In 1997, all executive officers, including Mr. Montoya, as well as other key employees, were granted non-qualified stock options under PNM's Performance Stock Plan ("PSP"). Under the plan, grants were awarded based on achievement of goals approved annually by the Board of Directors. For 1997, there were two goals: one based on EPS and one based on customer satisfaction. The EPS goal was fully achieved. The customer satisfaction goal was not achieved. Partial awards of 1997 grants were approved in February 1998.

     The number of stock option grants awarded was based on a formula with the following components:

     .    annual base salary;

     .    percentage of achievement of the EPS goal; and

     .    percentage of achievement of the customer service goal; and

     .    total return to shareholders.

     The number of grants awarded to executive officers, including Mr. Montoya, in 1997 are reflected in the Summary Compensation Table and Option Grants Table.

     The plan, as amended in March 1998, provides for the Committee, in its sole and absolute discretion, to declare annually the level of options to be granted, based on performance data presented by the President. The President will establish the criteria for the performance data to be used in recommending the awards to the Committee.

CERTAIN TAX MATTERS

     Under Section 162(m) of the Internal Revenue Code ("Code"), PNM may not deduct certain forms of compensation in excess of $1 million. PNM has no policy with respect to Section 162(m).

                    Compensation and Human Resources Committee


                    Paul F. Roth (Chair)        Joyce A. Godwin
                    Robert G. Armstrong         Robert M. Price

--------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
                             ----------------------------------------------------------------------
                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                              ANNUAL COMPENSATION                         AWARDS
--------------------------------------------------------------------------------------------------------------------
                                                                                        SECURITIES
NAME AND                                                              OTHER ANNUAL      UNDERLYING       ALL OTHER
PRINCIPAL POSITION            YEAR       SALARY         BONUS        COMPENSATION(A)    OPTIONS(#)     COMPENSATION
--------------------------------------------------------------------------------------------------------------------
B. F. Montoya                 1997       $358,657      $ 75,000(b)         --             20,902            -0-
  President and CEO           1996        341,927          -0-             --             32,802            -0-
                              1995        320,205          -0-             --             39,456            -0-
--------------------------------------------------------------------------------------------------------------------
R. J. Flynn                   1997       $155,574      $  9,975(c)         --              7,432            -0-
  Senior Vice President,      1996        153,995         1,183(d)         --             12,301            -0-
  Electric Services                                      37,400(c)
                              1995        154,056        25,624(c)         --             13,490         $16,045(e)
--------------------------------------------------------------------------------------------------------------------
M. H. Maerki                  1997       $178,346(f)   $ 12,408(c)         --              7,432            -0-
  Senior Vice President       1996        174,095(g)     14,201(d)         --             12,301            -0-
  and Chief Financial                                    39,101(c)
  Officer                     1995        173,486(f)     19,240(c)         --             13,490            -0-
--------------------------------------------------------------------------------------------------------------------
P. T. Ortiz                   1997       $142,884      $ 11,093(c)         --              7,432            -0-
  Senior Vice President,      1996        135,000        14,201(d)         --             10,853            -0-
  General Counsel and                                    34,500(c)
  Secretary                   1995        132,017        16,757(c)         --             11,750            -0-
--------------------------------------------------------------------------------------------------------------------
J. E. Sterba                  1997       $195,033(f)   $ 19,968(c)         --             13,935            -0-
  Executive Vice President    1996        146,965(g)     14,201(d)         --             12,301            -0-
  and Chief Operating                                    40,801(c)
  Officer                     1995        142,911(f)     12,836(c)         --             13,490            -0-
                                                        123,201(h)
--------------------------------------------------------------------------------------------------------------------

(a)  These amounts are less than the established reporting thresholds.

(b)  Bonus paid in August 1997 for previous performance.

(c) In 1995, a results-based reward program was implemented which was designed to tie a portion of cash rewards awarded employees to the success of their business unit and a portion of the success of PNM as a whole. Goals are approved annually by the Board of Directors. These amounts reflect incentive award amounts paid in 1998 for 1997 achievements, in 1997 for 1996 achievements and in 1996 for 1995 achievements.

(d) A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sum awards to all officers of PNM, excluding the President and CEO, were to be paid at such time as PNM paid a dividend to shareholders. Upon the reinstatement of the dividend in 1996, the amounts noted were paid, as determined by the President and CEO.

(e) This amount represents relocation, home sale and interim living expenses paid to Mr. Flynn in 1995.

(f) These amounts include sales of accrued vacation hours during 1997 and 1995 and also reflect increases in base salaries.

(g) These amounts include sales of accrued vacation hours during 1996 and do not reflect increases in base salaries.

(h) This amount was an incentive payment under previously disclosed incentive plans for efforts leading to the sales of gas gathering and processing assets and water utility assets which occurred in 1995.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                           OPTION GRANTS IN 1997
                -------------------------------------------------------------------------------------------------------------
                                                               INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------
                                                  % OF TOTAL                                                     GRANT DATE
                NUMBER OF SECURITIES           OPTIONS GRANTED                                                    PRESENT
NAME             UNDERLYING OPTIONS            TO EMPLOYEES IN            EXERCISE PRICE         EXPIRATION       VALUE(b)
                     GRANTED(a)                FISCAL YEAR 1997             PER SHARE               DATE
-----------------------------------------------------------------------------------------------------------------------------

B. F. Montoya          20,902                        7%                      $23.6875            12/31/2007         $88,206
R. J. Flynn             7,432                        2%                       23.6875            12/31/2007          31,363
M. H. Maerki            7,432                        2%                       23.6875            12/31/2007          31,363
P. T. Ortiz             7,432                        2%                       23.6875            12/31/2007          31,363
J. E. Sterba           13,935                        5%                       23.6875            12/31/2007          58,806
-----------------------------------------------------------------------------------------------------------------------------

(a) Options are exercisable following vesting on December 31, 2000. Options may also become fully exercisable upon death, disability, retirement, or a change in control.

(b) The Black-Scholes option-pricing model was used to determine the fair value of options. Assumptions used to calculate this value are: price volatility
     - 20%; risk-free rate of return - 5.69%; dividend yield - 3%; and time of exercise - four years. Neither these amounts nor any of the assumptions should be used to predict future performance of stock price or dividends. The real value of the options in this table depends on the actual performance of PNM's common stock during the applicable period and when they are exercised.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                         AGGREGATED OPTION EXERCISES IN 1997
                                           AND 1997 YEAR-END OPTION VALUES
                                                      -------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                                                  OPTIONS AT                     IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1997                   DECEMBER 31, 1997(a)
-------------------------------------------------------------------------------------------------------------------------------
NAME               SHARES ACQUIRED         VALUE
                     ON EXERCISE         REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
B. F. Montoya            -0-                --            134,094             53,704          $1,263,105          $133,258
R. J. Flynn              -0-                --             16,042             19,733             109,058            49,973
M. H. Maerki             -0-                --             37,127             19,733             328,487            49,973
P. T. Ortiz              -0-                --             50,387             18,285             478,251            44,090
J. E. Sterba             -0-                --             13,490             26,236              81,783            49,973
-------------------------------------------------------------------------------------------------------------------------------

(a) Value equals the year-end stock price ($23.6875) minus the exercise price, times the number of shares underlying the option. "In-the-Money" means that the year-end stock price was greater than the exercise price of the option.
--------------------------------------------------------------------------------

RETIREMENT PLAN AND RELATED MATTERS

     In December 1996, the Board of Directors approved changes to PNM's non-contributory defined benefit plan ("Retirement Plan") and implementation of a 401(k) defined contribution plan effective January 1, 1998. Salaries used in Retirement Plan benefit calculations were frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. PNM contributions to the 401(k) plan consist of a 3 percent non-matching contribution, and a 75 percent match on the first 6 percent contributed by the employee on a before-tax basis.

     Through December 31, 1997, the Retirement Plan covered employees who had at least one year of service and had attained the age of 21. Vesting occurred after five years of service. PNM made contributions in 1997 to the Retirement Plan for plan year 1996 in the amount of $6,000,000. The amount of any contribution with respect to any one person cannot be determined. Directors who were not employees did not participate in the Retirement Plan.

     The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. The table is based on the Retirement Plan. The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.


---------------------------------------------------------------------------------------------------------------------------------
                                                         PENSION PLAN TABLE
---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE OF
   HIGHEST
 ANNUAL BASE                                                 CREDITED YEARS OF SERVICE
 SALARY FOR 3
 CONSECUTIVE  -------------------------------------------------------------------------------------------------------------------
   YEARS(a)          5(b)              10              15              20              25              30              32  1/2(c)
---------------------------------------------------------------------------------------------------------------------------------
  $100,000         $10,000            $20,000        $ 30,000        $ 40,000        $ 50,000        $ 60,000        $ 65,000
  $150,000          15,000             30,000          45.000          60,000          75,000          90,000          97,500
  $200,000          20,000             40,000          60,000          80,000         100,000         120,000         !30,000
  $250,000          25,000             50,000          75,000         100,000         125,000         150,000         162,500
  $300,000          30,000             60,000          90,000         120,000         150,000         180,000         195,000
  $350.000          35,000             70,000         105,000         140,000         175,000         210,000         227,500
  $400,000          40,000             80,000         120,000         160,000         200,000         240,000         260,000
  $450,000          45,000             90,000         135,000         180,000         225,000         270,000         292,500
---------------------------------------------------------------------------------------------------------------------------------

(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under PNM's Master Employee Savings Plan. Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the non-contributory defined benefit plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.
--------------------------------------------------------------------------------

     Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement arrangements discussed below. Credited years of service computed as of December 31, 1997, are as follows: Mr. Montoya, 8 years (however, Mr. Montoya will not be entitled to any retirement benefits until June 1, 1998); Mr. Flynn, 3.08 years; Mr. Maerki, 25.57 years; Mr. Ortiz,
6.25 years; and Mr. Sterba, 23.29 years. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. As of December 31, 1997, the remuneration used to calculate benefits would be as follows: Mr. Montoya, $373,336; Mr. Flynn, $161,163; Mr. Maerki, $170,900; Mr. Ortiz, $138,332; and Mr. Sterba, $167,412.

     Federal tax legislation imposes a $160,000 limitation beginning in 1997 on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan provides non-qualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $160,000 compensation limitation.

     In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Messrs. Maerki and Sterba and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement ("Accelerated Management Performance Plan" or "AMPP"). The AMPP, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision which allows key management employees who have not attained the maximum credits for years of service to receive a reduced benefit from the plan upon accepting early retirement. Monthly benefits received pursuant to the AMPP are offset by monthly benefits received pursuant to the Retirement Plan.

     As approved by the Board in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement, Mr. Maerki's retirement benefits would be computed as if he had been an employee of PNM since February 15, 1974.

     Under the terms of employment agreements with Mr. Montoya, he will be eligible to receive supplemental retirement benefits if he completes five years of service.

     The Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Internal Revenue Code, generally in connection with the AMPP and the supplemental retirement arrangements with Mr. Montoya, Mr. Maerki, Mr. Sterba, and certain former executive officers. PNM may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid in meeting its obligations under such arrangements. Funds in the amount of $12.7 million were provided to the trust in 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

     An Executive Retention Plan ("Retention Plan") was adopted by the Board of Directors effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya has been provided with substantially similar benefits by agreement with PNM. The Retention Plan provides certain severance benefits should the employee be terminated from PNM subsequent to a change in control of PNM or as the result of a sale or other disposition of all or substantially all the assets of a major operating unit, if that termination is (a) for death or by PNM for reasons other than cause, or (b) by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base salary for executive officers; (ii) reimbursement of all legal fees and expenses incurred as a result of termination of employment; and
(iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment. The Retention Plan was effective for an initial term through December 31, 1992, and is subject to automatic extension for additional one year terms unless revoked by the Board by the October 1 date immediately preceding the commencement of the next one year term. The Retention Plan is also subject to automatic extension, or revival if it has been revoked, in the event of a change in control during certain time periods.

     PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position ("impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. Under a program adopted in 1992, an impacted employee would have the option to remain with PNM for up to an additional year. In 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after being impacted up to 5% of base salary, plus certain insurance benefits. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan.

     Under the terms of employment agreements entered into between PNM and Mr. Montoya, if Mr. Montoya were to be terminated by the Board, he would receive severance benefits substantially equal to the level of benefits provided to other members of senior management discussed above.


--------------------------------------------------------------------------------
                       APPOINTMENT OF ARTHUR ANDERSEN LLP
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors selects and hires independent public accountants to audit the consolidated financial statements of PNM and subsidiaries. The Audit Committee's selection for 1998 must be approved by you.

     The Audit Committee selected Arthur Andersen LLP to audit PNM's books of account and other corporate records for 1998. This firm has audited PNM's books since 1993, and no relationship exists other than the usual relationship between independent public accountant and client. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires PNM's executive officers and directors to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based upon a review of reports filed with the SEC and written representations by persons required to report, all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to 1997 reporting were filed on a timely basis, except that one transaction by M. D. Christensen, Senior Vice President, New Mexico Retail Services, was reported late on a Form 5 rather than on a Form 4.

ANNUAL REPORT AND OTHER MATTERS

     PNM's Annual Report, including consolidated financial statements, accompanies this Proxy Statement. COPIES OF PNM'S 1997 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO BARBARA BARSKY, VICE PRESIDENT, STRATEGY, ANALYSIS AND INVESTOR RELATIONS, ALVARADO SQUARE MS 2720, ALBUQUERQUE, NM 87158, or electronically at bbarsky@mail.pnm.com. You may also obtain our SEC filings through the internet at http://www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposal to be considered for possible inclusion in PNM's 1999 Proxy Statement must be received by PNM, Attention: Secretary, Alvarado Square, Mail Stop 2822, Albuquerque, NM 87158, on or before November 23, 1998.

SOLICITATION

     The enclosed proxy is being solicited on behalf of PNM's Board of Directors. This solicitation is being made by mail but also may be made in person, by telephone or other means of electronic communication. We have hired Beacon Hill Partners, Inc. to assist in the solicitation, for an estimated fee of $2,500. PNM will pay all costs related to solicitation.

REVOCABILITY OF PROXY

     You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

                                    By Order of the Board of Directors

                                    /s/ PATRICK T. ORTIZ

                                    Patrick T. Ortiz
                                    Secretary

                     PUBLIC SERVICE COMPANY OF NEW MEXICO

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned does hereby constitute and appoint R. G. Armstrong, R. U. Ortiz and P. F. Roth, and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Public Service Company of New Mexico to be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., Albuquerque, New Mexico, at 9.30 am., Mountain Daylight Time, on April 28, 1998 and at any adjournments thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                 [LOGO OF PUBLIC SERVICE COMPANY APPEARS HERE]




The Annual Meeting of Shareholders of Public Service Company of New Mexico will be held in the Auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, NE, Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 28, 1998.



                       (VOTING INSTRUCTIONS ARE ON BACK)



V FOLD AND DETACH HERE V
-------------------------------------------------------------------------------

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors (John T. Ackerman, Joyce A. Godwin,  2. Selection of Arthur Andersen LLP as independent
   and Manuel Lujan Jr.)                                         public accountants for the current year.

Mark one: _______ FOR all nominees listed above.                  [_] FOR     [_] AGAINST    [_] ABSTAIN
          _______ FOR all nominees listed above except
                  _______________________________________.

          _______ WITHHOLD AUTHORITY to vote for all          3. In their discretion, the proxies are
                  nominees listed above.                         authorized to vote upon such other matters as
                                                                 may properly come before this meeting, or any
                                                                 adjournment or adjournments thereof.

p         ______________________________________________         [                                           ]
R                         Signature
O
X         ______________________________________________
Y                         Signature

          Dated: _______________________________________, 1998   [                                           ]
          ---------------------------------------------
          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
          CARD PROMPTLY, USING THE ENCLOSED ENVELOPE
          ---------------------------------------------